UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)

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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2017, Cimpress N.V. announced a plan to restructure the company and implement organizational changes that would deeply decentralize the company’s operations in order to improve accountability for customer satisfaction and capital returns, simplify decision-making, improve the speed of execution, further develop the company’s cadre of general managers, and preserve and release entrepreneurial energy. In connection with these organizational changes, as disclosed in Cimpress' current report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2017, Cimpress eliminated Donald Nelson's position as Executive Vice President and President, Mass Customization Platform.

On February 17, 2017, Cimpress USA Incorporated, a subsidiary of Cimpress N.V., and Donald Nelson entered into a Separation Agreement in connection with the elimination of Mr. Nelson's position. Under this agreement, Cimpress agrees to provide compensation to Mr. Nelson as follows:

•	A severance payment of $700,000, which equals 12 months of base salary

•
Payment of 100% of the COBRA premium incurred by Mr. Nelson until the earlier of February 28, 2018 or the date on which Mr. Nelson obtains new employment and becomes eligible to participate in his new employer's group healthcare plan

•	Acceleration of the vesting of the tranches of Mr. Nelson's restricted share unit and share option awards that would have vested if he had remained a Cimpress employee through February 28, 2018

•	Extension of Mr. Nelson's deadline to exercise his share option awards to the earlier of December 31, 2017 or the original expiration date of the option award

•
Acceleration of 25% of the service-based vesting condition of Mr. Nelson's performance share units; however, there is no change to the performance condition or timing of share issuance (if any) of the performance share units

•	Payment of $50,000 to defray miscellaneous expenses that Mr. Nelson may incur in connection with his departure

•	Outplacement services through the earlier of Mr. Nelson's acceptance of new employment or February 28, 2018

         The agreement also contains customary releases and waivers of claims by Mr. Nelson.

The foregoing is not a complete description of the parties’ rights and obligations under the Separation Agreement and is qualified by reference to the full text and terms of the agreement, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

See the Exhibit Index attached to this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2017	CIMPRESS N.V.

	By:	/s/Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Separation Agreement dated February 17, 2017 between Cimpress USA Incorporated and Donald Nelson